NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
FIRST QUARTER 2012 RESULTS

GREENEVILLE, Tenn.- (BUSINESS WIRE) - April 19, 2012 - Forward Air Corporation (NASDAQ:FWRD) today reported revenue, operating income, net income and diluted earnings per share for the three months ended March 31, 2012.

Operating revenue for the quarter ended March 31, 2012 increased 14.1% to $137.1 million from $120.2 million for the same quarter in 2011. Income from operations was $16.8 million, compared with $13.3 million in the prior-year quarter. As a percent of operating revenue, income from operations increased to 12.3% from 11.1% for the same quarter last year. Net income during the period increased to $10.3 million from $7.9 million in the prior-year quarter. Income per diluted share for the first quarter of 2012 was $0.35 compared with $0.27 in the prior-year quarter.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the first quarter said, “Our team delivered another solid operating performance achieving top line growth of 14% and impressive operating income and earnings growth of 26.3% and 29.6%, respectively.”

Commenting further, Mr. Campbell said, “Within our Forward Air, Inc. business segment, we continued to experience strong demand for our airport-to-airport service offering which was nicely complemented by considerable revenue growth from both our Logistics group, as well as, from our Forward Air Complete pick-up and delivery product. In the first quarter, Logistics revenue grew over 29% while Complete revenues grew nearly 31% as we achieved a record 19.4% attachment rate to our linehaul shipments.”

Turning to the Forward Air Solutions business segment, Mr. Campbell said, “Solutions showed year-over-year improvement and generated a small profit in March. As we exit the historically most challenging quarter for this service offering, we anticipate continued improvement in our year-over-year results as a number of key initiatives, begun in the first quarter, are completed and fully implemented.”

In closing, Mr. Campbell said, “As always, I would like to thank the Forward Air team of employees and independent contractors for their dedication and hard work. Without them, these results would not have been possible.”

Commenting on the Company's guidance for the second quarter, Rodney L. Bell, Senior Vice President and CFO said, “We anticipate that our second quarter 2012 revenues will increase in the range of 8% to 12% over the comparable 2011 period, and we expect income per diluted share to be between $0.43 and $0.47 per share. This compares to $0.40 per share in the second quarter of 2011.”

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2012 results on Friday, April 20, 2012 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing 800-230-1951. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates two business segments, Forward Air, Inc. and Forward Air Solutions, Inc.

Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of terminals located on or near major airports in 85 cities in the United States and Canada.  It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of terminals and service locations in 20 cities within the Mid-Atlantic, Southeast, Midwest and Southwestern United States.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2012	March 31, 2011
Operating revenue:
Forward Air
Airport-to-airport	$90,627	$82,147
Logistics	21,313	16,494
Other	6,202	6,403
Forward Air Solutions
Pool distribution	18,939	15,157
Total operating revenue	137,081	120,201

Operating expenses:
Purchased transportation
Forward Air
Airport-to-airport	36,758	32,593
Logistics	15,716	12,799
Other	1,598	1,473
Forward Air Solutions
Pool distribution	5,126	3,457
Total purchased transportation	59,198	50,322
Salaries, wages and employee benefits	33,174	30,495
Operating leases	7,106	6,706
Depreciation and amortization	5,121	5,082
Insurance and claims	2,798	2,175
Fuel expense	2,541	2,388
Other operating expenses	10,354	9,747
Total operating expenses	120,292	106,915
Income from operations	16,789	13,286

Other income (expense):
Interest expense	(51)	(195)
Other, net	17	16
Total other expense	(34)	(179)
Income before income taxes	16,755	13,107
Income taxes	6,482	5,238
Net income and comprehensive income	$10,273	$7,869

Net income per share:
Basic	$0.36	$0.27
Diluted	$0.35	$0.27
Weighted average shares outstanding:
Basic	28,692	29,135
Diluted	29,363	29,371

Dividends per share:	$0.07	$0.07

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2012	December 31, 2011 (a)
Assets
Current assets:
Cash and cash equivalents	$69,397	$58,801
Accounts receivable, net	75,376	70,922
Other current assets	10,669	9,994
Total current assets	155,442	139,717

Property and equipment	235,138	223,135
Less accumulated depreciation and amortization	96,531	93,267
Net property and equipment	138,607	129,868
Goodwill and other acquired intangibles:
Goodwill	43,332	43,332
Other acquired intangibles, net of accumulated amortization	25,521	26,668
Total net goodwill and other acquired intangibles	68,853	70,000
Other assets	1,858	1,566
Total assets	$364,760	$341,151

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$16,563	$12,392
Accrued expenses	23,163	20,986
Current portion of debt and capital lease obligations	521	552
Total current liabilities	40,247	33,930

Debt and capital lease obligations, less current portion	228	333
Other long-term liabilities	9,470	8,860
Deferred income taxes	10,058	11,126

Shareholders’ equity:
Common stock	289	285
Additional paid-in capital	52,212	42,212
Retained earnings	252,256	244,405
Total shareholders’ equity	304,757	286,902
Total liabilities and shareholders’ equity	$364,760	$341,151

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2012	March 31, 2011
Operating activities:
Net income	$10,273	$7,869
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,121	5,082
Share-based compensation	1,606	1,443
Loss on disposal of property and equipment	196	21
Provision for loss (recovery) on receivables	110	(50)
Provision for revenue adjustments	427	484
Deferred income taxes	(804)	20
Tax benefit for stock options exercised	(204)	(88)
Changes in operating assets and liabilities
Accounts receivable	(2,491)	(6,058)
Prepaid expenses and other current assets	(925)	(881)
Accounts payable and accrued expenses	4,646	7,377
Net cash provided by operating activities	17,955	15,219

Investing activities:
Proceeds from disposal of property and equipment	205	279
Purchases of property and equipment	(13,098)	(7,329)
Other	(306)	308
Net cash used in investing activities	(13,199)	(6,742)

Financing activities:
Payments of debt and capital lease obligations	(136)	(171)
Proceeds from exercise of stock options	8,192	4,838
Payments of cash dividends	(2,034)	(2,055)
Cash settlement of share-based awards for minimum tax withholdings	(386)	—
Tax benefit for stock options exercised	204	88
Net cash provided by financing activities	5,840	2,700
Net increase in cash	10,596	11,177
Cash at beginning of period	58,801	74,504
Cash at end of period	$69,397	$85,681

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2012	Revenue	2011	Revenue	Change	Change
Operating revenue
Forward Air	$118.4	86.4%	$105.2	87.5%	$13.2	12.5%
FASI	19.2	14.0	15.2	12.6	4.0	26.3
Intercompany eliminations	(0.5)	(0.4)	(0.2)	(0.1)	(0.3)	150.0
Total	137.1	100.0	120.2	100.0	16.9	14.1

Purchased transportation
Forward Air	54.3	45.9	46.9	44.6	7.4	15.8
FASI	5.3	27.6	3.6	23.7	1.7	47.2
Intercompany eliminations	(0.4)	80.0	(0.2)	100.0	(0.2)	100.0
Total	59.2	43.2	50.3	41.8	8.9	17.7

Salaries, wages and employee benefits
Forward Air	25.7	21.7	23.9	22.7	1.8	7.5
FASI	7.5	39.1	6.6	43.4	0.9	13.6
Total	33.2	24.2	30.5	25.4	2.7	8.9

Operating leases
Forward Air	5.1	4.3	4.9	4.7	0.2	4.1
FASI	2.0	10.4	1.8	11.8	0.2	11.1
Total	7.1	5.2	6.7	5.6	0.4	6.0

Depreciation and amortization
Forward Air	4.0	3.4	4.1	3.9	(0.1)	(2.4)
FASI	1.1	5.7	1.0	6.6	0.1	10.0
Total	5.1	3.7	5.1	4.2	—	—

Insurance and claims
Forward Air	2.1	1.8	1.6	1.5	0.5	31.3
FASI	0.7	3.6	0.6	3.9	0.1	16.7
Total	2.8	2.0	2.2	1.8	0.6	27.3

Fuel expense
Forward Air	1.1	0.9	1.1	1.0	—	—
FASI	1.4	7.3	1.3	8.6	0.1	7.7
Total	2.5	1.8	2.4	2.0	0.1	4.2

Other operating expenses
Forward Air	8.7	7.3	8.4	8.0	0.3	3.6
FASI	1.8	9.4	1.3	8.6	0.5	38.5
Intercompany eliminations	(0.1)	20.0	—	—	(0.1)	(100.0)
Total	10.4	7.6	9.7	8.1	0.7	7.2

Income (loss) from operations
Forward Air	17.4	14.7	14.3	13.6	3.1	21.7
FASI	(0.6)	(3.1)	(1.0)	(6.6)	0.4	(40.0)
Total	$16.8	12.3%	$13.3	11.1%	$3.5	26.3%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2012	2011	Change

Operating ratio	85.3%	86.4%	(1.3)%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Airport-to-airport:
Tonnage
Total pounds ¹	422,139	400,558	5.4
Average weekly pounds ¹	32,980	31,294	5.4

Linehaul shipments
Total linehaul	637,438	572,456	11.4
Average weekly	49,800	44,723	11.4

Forward Air Complete shipments	123,366	83,006	48.6
As a percentage of linehaul shipments	19.4%	14.5%	33.8

Average linehaul shipment size	662	700	(5.4)

Revenue per pound ²
Linehaul yield	$16.89	$16.69	1.0
Fuel surcharge impact	1.91	1.66	1.2
Forward Air Complete impact	2.70	2.18	2.5
Total airport-to-airport yield	$21.50	$20.53	4.7

Logistics:
Miles
Owner operator ¹	8,920	6,980	27.8
Third party ¹	3,687	3,259	13.1
Total Miles	12,607	10,239	23.1

Revenue per mile	$1.69	$1.62	4.3

Cost per mile	$1.25	$1.25	—%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com